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EXHIBIT 16 - LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT



 March 21, 1997


 Securities and Exchange Commission
 450 Fifth Street N.W.
 Washington, DC 20549


 Gentlemen:

 We have read Item 9 of this Annual Report on Form 10-K for the fiscal year ended December 31, 1996, of Tompkins County Trustco, Inc. and are in agreement with the statements contained in paragraphs 1 through 3 on page 14 therein.



 /S/  Ernst & Young LLP

 Syracuse, New York
 March 21, 1997